Exhibit 10.1

Execution version

COMPANY HOLDERS SUPPORT AND LOCK-UP AGREEMENT AND DEED

COMPANY HOLDERS SUPPORT AND LOCK-UP AGREEMENT AND DEED, dated as of October 2, 2025 (this “Agreement”), among Nanyang Biologics Pte. Ltd., a Singapore private company limited by shares, with company registration number 202116184H (the “Company”), RF Acquisition Corp II, a Cayman Islands exempted company with limited liability (“Acquiror”), NYB Holdings Limited, a Cayman Islands exempted company with limited liability (“PubCo”), and each of the Persons listed on Schedule A to this Agreement (each, a “Shareholder”).

WHEREAS, the Company, Acquiror, PubCo, and NYB Pte. Ltd. (Company Registration Number: 202542481D), a Singapore private company and a direct wholly-owned Subsidiary of PubCo (“Amalgamation Sub”), are concurrently herewith entering into a Business Combination Agreement (as the same may be amended, restated or supplemented, the “Business Combination Agreement”) providing for (a) the merger of Acquiror with and into PubCo, with PubCo being the surviving entity (the “Merger”) and (b) the amalgamation of Amalgamation Sub with the Company (the “Amalgamation”), with the Company being the surviving entity and becoming a wholly-owned Subsidiary of PubCo;

WHEREAS, pursuant to and as consideration for the Amalgamation, the holders of shares of the Company (the “Company Shares”) will receive shares of the PubCo (the “PubCo Shares”);

WHEREAS, each Shareholder is, as of the date of this Agreement, the sole legal owner of such number of Company Shares set forth opposite such Shareholder’s name on Schedule A hereto (such Company Shares, together with any Company Shares (a) issued or otherwise distributed to such Shareholder pursuant to any stock dividend or distribution, (b) resulting from any change in any of the Company Shares by reason of any share split, recapitalization, combination, exchange of shares or the like, (c) the legal ownership of which is acquired by such Shareholder, including by exchange or conversion of any other security, or (d) as to which such Shareholder acquires the right to vote or share in the voting, in each case after the date of this Agreement and during the term of this Agreement being collectively referred to herein as the “Subject Shares”); and

WHEREAS, as a condition to their willingness to enter into the Business Combination Agreement, Acquiror, PubCo and the Company have requested that the Shareholders enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.	DEFINITIONS; INTERPRETATION

Capitalized terms used but not defined in this Agreement shall have the meaning ascribed to such terms in the Business Combination Agreement, and this Agreement shall be interpreted, construed and applied in accordance with the rules of construction set forth in Section 1.2 of the Business Combination Agreement.

2.	REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

Each Shareholder, severally and not jointly, hereby represents and warrants to Acquiror, PubCo and the Company as of the date of this Agreement as follows:

2.1 Organization. If such Shareholder is not a natural person, such Shareholder has been duly incorporated and is validly existing and in good standing under the Laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. Such Shareholder is duly licensed or qualified and in good standing (to the extent such concept is applicable in such Shareholder’s jurisdiction of organization) as a foreign corporation or company (or other entity, if applicable) in all jurisdictions in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing (to the extent such concept is applicable in such Shareholder’s jurisdiction of organization), as applicable, except where the failure to be so licensed or qualified or in good standing would not reasonably be expected to, individually or in the aggregate, prevent or materially adversely affect the ability of such Shareholder to consummate the transactions contemplated hereby.

2.2 Due Authorization. If such Shareholder is not a natural person, such Shareholder has all requisite corporate power and authority to (a) execute and deliver this Agreement and the documents contemplated hereby, and (b) consummate the transactions contemplated hereby and thereby and perform all obligations to be performed by it hereunder and thereunder. If such Shareholder is not a natural person, the execution and delivery of this Agreement and the documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by the board of directors (or an equivalent body) and/or shareholders of such Shareholder and no other company proceeding on the part of such Shareholder is necessary to authorize this Agreement and the documents contemplated hereby. If such Shareholder is a natural person, such Shareholder has full legal capacity, right and authority to (a) execute and deliver this Agreement and the documents contemplated hereby, and (b) to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by such Shareholder, and this Agreement constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. If such Shareholder is a natural person who is married and resides in a community property jurisdiction, then such Shareholder’s spouse has executed and delivered to PubCo and Acquiror a spousal consent, in the form attached as Schedule B, concurrently with the execution and delivery of this Agreement.

2.3 No Conflict. The execution and delivery of this Agreement by such Shareholder and the other documents contemplated hereby by such Shareholder and the consummation of the transactions contemplated hereby and thereby do not and will not:

(a) violate or conflict with any provision of, or result in the breach of or default under the Governing Documents of such Shareholder (if such Shareholder is not a natural person);

(b) violate or conflict with any provision of, or result in the breach of, or default under, or require any consent, waiver, exemption or approval under, any applicable Law or Governmental Order applicable to such Shareholder;

(c) violate or conflict with any provision of, or result in the breach of, result in the loss of any right or benefit, require any consent, cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under any Contract to which such Shareholder is a party or by which such Shareholder may be bound, or terminate or result in the termination of any such Contract; or

(d) result in the creation of any Lien upon any of the properties or assets of such Shareholder; except, in the case of clauses (b) through (d), to the extent that the occurrence of the foregoing would not reasonably be expected to, individually or in the aggregate, prevent or materially adversely affect the ability of such Shareholder to consummate the transactions contemplated hereby.

2.4 Company Securities. Such Shareholder is the sole legal and beneficial owner of the Company Shares set forth opposite such Shareholder’s name on Schedule A hereto, and all such Company Shares are owned by such Shareholder free and clear of all Liens, other than any forward purchase agreement or similar arrangements in existence as of the date of this Agreement and the material terms of which have been disclosed to Acquiror or its counsel or Liens pursuant to the Company’s Governing Documents, this Agreement or any other Transaction Document or applicable securities laws. Such Shareholder does not own legally or beneficially any shares of the Company other than the Company Shares set forth opposite such Shareholder’s name on Schedule A hereto. Such Shareholder has the sole right to vote the Subject Shares, and none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares, except as contemplated by the Governing Documents of the Company, the Shareholders’ Agreement or this Agreement.

2.5 Business Combination Agreement. Such Shareholder understands and acknowledges that Acquiror, PubCo, Amalgamation Sub and the Company are entering into the Business Combination Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement. Such Shareholder has received a copy of the substantially finalized Business Combination Agreement, is familiar with the provisions of the Business Combination Agreement, and has consented to (and hereby consents to) the Company’s entry into the Business Combination Agreement.

2.6 Adequate Information. Such Shareholder is a sophisticated shareholder and has adequate information concerning the business and financial condition of Acquiror, PubCo and the Company to make an informed decision regarding this Agreement and the transactions contemplated by the Business Combination Agreement and has independently and without reliance upon Acquiror, PubCo or the Company and based on such information as such Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Shareholder acknowledges that Acquiror, PubCo and the Company have not made and do not make any representation or warranty to such Shareholder, whether express or implied, of any kind or character except as expressly set forth in this Agreement or the other Transaction Documents. Such Shareholder acknowledges that the agreements contained herein with respect to the Subject Shares held by such Shareholder are irrevocable.

2.7 Restricted Securities. Such Shareholder understands that the PubCo Shares it may receive in connection with the Transactions, including upon exercise, settlement, conversion or exchange of any other securities received in connection with the Transactions, may be “restricted securities” under applicable U.S. federal and state securities laws and, if such Shareholder is an affiliate of PubCo, “control securities” as such term is used under Rule 144 promulgated under the Securities Act, and that, pursuant to these laws, such Shareholder must hold such PubCo Shares indefinitely unless (a) they are registered with the SEC and qualified by state authorities, or (b) an exemption from such registration and qualification requirements is available.

2.8 Litigation and Proceedings.

(a) There are no pending or, to the knowledge of such Shareholder, threatened, Legal Proceedings against such Shareholder or any of such Shareholder’s Subsidiaries (if applicable) or their respective properties or assets; and

(b) there is no outstanding Governmental Order imposed upon such Shareholder or any of such Shareholder’s Subsidiaries (if applicable); nor are any properties or assets of such Shareholder or any of such Shareholder’s Subsidiaries’ respective businesses (if applicable) bound or subject to any Governmental Order.

2.9 Brokers Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission from Acquiror, PubCo, Amalgamation Sub, the Company or any of the Company’s Subsidiaries in connection with the transactions contemplated by the Business Combination Agreement based upon arrangements made by such Shareholder or any of its Affiliates.

3.	SUPPORT FOR BUSINESS COMBINATION

Each Shareholder, severally and not jointly, hereby covenants and irrevocably undertakes to PubCo, the Company and Acquiror during the term of this Agreement as follows:

3.1 Agreement to Vote in Favor of Transactions. At any meeting of the shareholders of the Company called, held or convened to seek the Company Shareholder Approval, or at any adjournment or postponement thereof, or in connection with any written consent of the shareholders of the Company or in any other circumstances upon which a vote, consent, waiver or other approval with respect to the Business Combination Agreement, any other Transaction Document, the Amalgamation, or any other Transaction is sought or required, such Shareholder shall:

(a) if a meeting is held, appear at such meeting (in person or, where proxies are permitted, by proxy) or otherwise cause its Subject Shares to be counted as present at such meeting for purposes of establishing a quorum;

(b) vote or cause to be voted (including by class vote and/or written consent or resolution, if applicable) the Subject Shares in favor of granting the Company Shareholder Approval or, if there are insufficient votes in favor of granting the Company Shareholder Approval, in favor of the adjournment or postponement of such meeting of the shareholders of the Company to a later date; and

(c) in other circumstances in which a vote, consent, election or approval is required or sought under the Governing Documents or any Contract of the Company or otherwise, in respect of any Transaction, so vote (in person or by proxy), consent, elect or approve including with respect to any conversion of its Subject Shares.

3.2 Agreement to Vote Against Other Matters. At any meeting of shareholders of the Company or at any adjournment or postponement thereof, or in connection with any written consent of the shareholders of the Company or in any other circumstances upon which such Shareholder’s vote, consent or other approval is sought, such Shareholder shall vote (or cause to be voted) the Subject Shares (including by withholding class vote and/or written consent, if applicable) against:

(a) any business combination agreement, merger agreement or amalgamation, merger, scheme of arrangement, business combination, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any public offering of Equity Securities of the Company (in each case, other than in connection with the Business Combination Agreement, the Amalgamation, and any other Transactions contemplated by the Business Combination Agreement or any of the other Transaction Documents;

(b) any Alternative Proposal; and

(c) any amendment of the Company’s Governing Documents or Contracts, or other proposal or transaction involving the Company, which amendment or other proposal or transaction would be reasonably likely to, in any such case materially impede, interfere with, delay or attempt to discourage, frustrate the purposes of, result in a breach by the Company or PubCo of, prevent or nullify any provision of the Business Combination Agreement or any other Transaction Document, the Merger or the Amalgamation or change in any manner the voting rights of any class of the Company’s share capital.

3.3 Revoke Other Proxies. Each Shareholder represents and warrants that any proxies heretofore given in respect of the Subject Shares that may still be in effect are not irrevocable, and such proxies have been or are hereby revoked.

3.4 Irrevocable Power of Attorney. Each Shareholder hereby irrevocably and unconditionally grants to, and appoints, in the event that such Shareholder shall for whatever reason fail to perform any of its obligations under Section 3.1, the Company and any individual designated in writing by the Company, and each of them individually, as such Shareholder’s lawful attorney and proxy (with full power of substitution), for and in the name, place and stead of such Shareholder, to vote the Subject Shares, or grant a written consent or approval in respect of the Subject Shares in a manner consistent with Section 3.1 (the “Irrevocable Power of Attorney”), and execute, deliver and take on each such Shareholder’s behalf and in the name of such Shareholder, all deeds, documents, and steps necessary for obtaining the Company Shareholder Approval as contemplated in Section 3.1. Each Shareholder understands and acknowledges that Acquiror, PubCo and the Company are entering into the Business Combination Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement. Each Shareholder hereby affirms that the Irrevocable Power of Attorney is given in connection with the execution of the Business Combination Agreement, and that such irrevocable power of attorney is given to secure the performance of the duties of such Shareholder under this Agreement. Each Shareholder hereby further affirms that the Irrevocable Power of Attorney is coupled with a proprietary interest and may under no circumstances be revoked. Each Shareholder hereby ratifies and confirms all that the Irrevocable Power of Attorney may lawfully do or cause to be done by virtue hereof. The Irrevocable Power of Attorney granted hereunder shall only terminate upon the termination of this Agreement.

3.5 Waiver of Dissent Rights. Such Shareholder shall not apply to any Governmental Authority claiming that the Company Shareholder Approval, Amalgamation, Business Combination Agreement or any other Transaction is oppressive or unfairly discriminatory to or otherwise prejudicial to, or undertaken without due regard to the interests of, any member, shareholder or holder of debentures of the Company or any other Person. Such Shareholder shall not commence, join in, facilitate, assist or encourage any claim or action challenging the validity of this Agreement, or alleging any breach of any Law or duty in connection with the Transactions or alleging that the Company Shareholder Approval, Amalgamation, Business Combination Agreement or any other Transaction is oppressive or unfairly discriminatory to or otherwise prejudicial to, or undertaken without due regard to the interests of, any member, shareholder or holder of debentures of the Company or any other Person.

3.6 No Pre-Closing Transfer. Other than pursuant to this Agreement or as expressly contemplated by the Business Combination Agreement, from the date hereof and until the Amalgamation Closing or, if earlier, termination of this Agreement, such Shareholder shall not:

(a) directly or indirectly, (i) sell, transfer, tender, grant, pledge, assign or otherwise dispose of (including by gift, tender or exchange offer, merger or operation of law), encumber, hedge, swap, convert or utilize a derivative to transfer the economic interest in (collectively, “Transfer”), or (ii) enter into any Contract, option or other binding arrangement (including any profit sharing arrangement) with respect to the Transfer of, any Subject Shares to any person;

(b) grant any proxies or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of Subject Shares) with respect to any Subject Shares, or enter into any other Contract with respect to any Subject Shares that would prohibit or prevent the satisfaction of its obligations pursuant to this Agreement;

(c) take any action that would make any representation or warranty of such Shareholder herein untrue or incorrect, or have the effect of preventing or disabling such Shareholder or the Company from performing its obligations hereunder;

(d) commit or agree to take any of the foregoing actions or take any other action or enter into any Contract that would reasonably be expected to make any of its representations or warranties contained herein untrue or incorrect or would have the effect of preventing or delaying such Shareholder from performing any of its obligations hereunder; or

(e) publicly announce any intention to effect any such transaction specified in this sentence.

Any action attempted to be taken in violation of the preceding sentence will be null and void. Each Shareholder agrees with, and covenants to, Acquiror and the Company (or any of its directors, secretaries or authorized representatives) that such Shareholder shall not request that the Company register the Transfer (by book-entry, by lodging a notice of transfer with the Accounting and Corporate Regulatory Authority of Singapore or otherwise) of any certificated or uncertificated interest representing any of the Subject Shares.

3.7 No Solicitation by Shareholders. From the date hereof until the Amalgamation Closing Date or, if earlier, the termination of the Business Combination Agreement in accordance with Article XII thereof, each Shareholder shall not, and shall cause its Subsidiaries and direct its Representatives not to, directly or indirectly

(a) solicit, initiate or pursue any inquiry, indication of interest, proposal or offer relating to an Alternative Proposal;

(b) participate in or continue any discussions or negotiations with any third party with respect to, or furnish or make available, any information concerning the Company or any of its Subsidiaries to any third party relating to an Alternative Proposal or provide to any third-party access to the businesses, properties, assets or personnel of the Company or any of its Subsidiaries, in each case for the purpose of encouraging or facilitating an Alternative Proposal;

(c) enter into any binding understanding, binding arrangement, acquisition agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement with respect to an Alternative Proposal; or

(d) grant any waiver, amendment or release under any confidentiality agreement or otherwise knowingly facilitate any such inquiries, proposals, discussions, or negotiations or any effort or attempt by any Person to make, an Alternative Proposal.

From and after the date hereof, each Shareholder shall, and shall instruct its officers and directors to, and such Shareholder shall instruct and cause its Representatives, Subsidiaries and their respective Representatives to, immediately cease and terminate all discussions and negotiations with any Persons (other than Acquiror and its Representatives) with respect to an Alternative Proposal.

4.	POST-CLOSING LOCK-UP ARRANGEMENT

4.1 Certain Definitions. As used in this Article 4, notwithstanding the other provisions of this Agreement, the following terms shall have the following meanings:

(a) “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act;

(b) “Applicable Period” shall be the period commencing on the Amalgamation Closing Date and ending on the earlier of:

(i) 24 months after the Amalgamation Closing Date; or (ii) the date on which PubCo completes any amalgamation, merger, scheme of arrangement, business combination, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up or other similar transaction that results in all of PubCo’s shareholders having the right to exchange their PubCo Shares for cash, securities or other property following the Amalgamation Closing Date.

(c) “Immediate Family” shall mean, as to a natural person, such individual’s spouse, former spouse, domestic partner, child (including by adoption), father, mother, brother or sister, and lineal descendant (including by adoption) of any of the foregoing persons;

(d) “Lock-Up Securities” shall mean (i) any PubCo Shares or other equity securities of PubCo held by a Lock-Up Shareholder (or which a Lock-Up Shareholder is entitled to receive by virtue of the Transactions) immediately after the Amalgamation Closing, excluding any PubCo Shares acquired in open market transactions after the Amalgamation Closing, and (ii) any other equity security of PubCo issued or issuable to a Lock-Up Shareholder with respect to any securities referenced in clauses (i) above by way of a share dividend or share split or in connection with a recapitalization, merger, consolidation, spin-off, reorganization or similar transaction;

(e) “Lock-Up Shareholder” shall mean each of the Shareholders;

(f) “Lock-Up Transfer” shall mean the (i) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Lock-Up Security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-Up Security, whether or not any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii); and

4.2 Lock-Up Restriction. Subject to the consummation of the Merger and the Amalgamation, each Lock-Up Shareholder covenants and agrees that it shall not, during the Applicable Period, without the prior written consent of the board of directors of PubCo, effect, undertake, enter into or publicly announce any Lock-Up Transfer. For the avoidance of doubt, each Lock-Up Shareholder shall retain all of its rights as a shareholder of PubCo with respect to the Lock-Up Securities during the Lock-Up Period, including, without limitation, the right to vote any Lock-Up Securities that are entitled to vote and the right to receive any dividends or distributions in respect of such Lock-Up Securities.

4.3 Authorization. Each Lock-Up Shareholder hereby:

(a) authorizes PubCo during the Applicable Period to cause its transfer agent for the Lock-Up Securities to decline to transfer, and to note stop transfer restrictions on the share register and other records relating to, such Lock-Up Securities for which such Lock-Up Shareholder is the record holder; and

(b) in the case of Lock-Up Securities for which such Lock-Up Shareholder is the beneficial but not the record holder, agrees during the Applicable Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the share register and other records relating to, such Lock-Up Securities;

in each case, if and to the extent such transfer would constitute a Lock-Up Transfer in breach of this Agreement. PubCo agrees to instruct its transfer agent to remove any stop transfer restrictions on the share register and other records related to the Lock-Up Securities within 3 Business Days of a request by a Lock-Up Shareholder the expiration of the Applicable Period.

4.4 Legend. During the Applicable Period, each certificate evidencing any Lock-Up Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A COMPANY HOLDERS SUPPORT AND LOCK-UP AGREEMENT, DATED AS OF OCTOBER 2, 2025, BY AND AMONG PROPERTYGURU GROUP LIMITED (“COMPANY”), THE HOLDER NAMED THEREIN AND THE OTHER PARTIES THERETO. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

4.5 Lock-Up Exceptions. Section 4.2 shall not apply to:

(a) Lock-Up Transfers to a partnership, limited liability company or other entity of which such Lock-Up Shareholder is the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(b) if such Lock-Up Shareholder is a natural person, (i) by bona fide gift to any member of such Lock-Up Shareholder’s Immediate Family, (ii) to a family trust, established for the exclusive benefit of such Lock-Up Shareholder or any of his Immediate Family for estate planning purposes, (iii) by virtue of laws of descent and distribution upon death of such Lock-Up Shareholder or (iv) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union;

(c) Lock-Up Transfers of PubCo Shares acquired in open market transactions after the Amalgamation Closing;

(d) the entry, at any time after the Amalgamation Closing, into any trading plan providing for the sale of PubCo Shares meeting the requirements of Rule 10b5-1(c) under the Exchange Act, provided that such plan does not provide for, or permit, the sale of any PubCo Shares during the Applicable Period and no public announcement or filing is voluntarily made or required regarding such plan during the Applicable Period;

(e) Lock-Up Transfers in the event of completion of a bona fide amalgamation, merger, scheme of arrangement, business combination, consolidation, combination sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up or other similar transaction which results in all of PubCo’s security holders having the right to exchange their PubCo Shares for cash, securities or other property;

(f) in the case of an entity, a Lock-Up Transfer (i) to another entity that is an affiliate of such Lock-Up Shareholder, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with such Lock-Up Shareholder or affiliates of such Lock-Up Shareholder or who shares a common investment advisor with such Lock-Up Shareholder or (ii) as part of a distribution to members, partners or shareholders of such Lock-Up Shareholder;

(g) in the case of an entity, Lock-Up Transfers by virtue of the laws of the jurisdiction of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(h) Lock-Up Transfers to a director or advisor of such Lock-Up Shareholder or its affiliates as part of such director’s or advisor’s remuneration for services provided to such Lock-Up Shareholder, pursuant to remuneration arrangements in existence and disclosed to the Company prior to the date of this Agreement; and

(i) Lock-Up Transfers made in connection with any forward purchase agreement or similar arrangements in existence prior to the date of this Agreement and the material terms of which have been disclosed to Acquiror or its counsel;

provided, however, that in the case of clauses (a), (b), and (e) to (i), these permitted transferees shall enter into a written agreement, in substantially the same form of this Article 4, agreeing to be bound by these Lock-Up Transfer restrictions prior to such Lock-Up Transfer.

4.6 Effect of Article 4. If any Lock-Up Transfer is made or attempted contrary to the provisions of this Article 4, such purported Lock-Up Transfer shall be null and void ab initio.

5.	OTHER AGREEMENTS

5.1 Disclosure.

(a) Each Shareholder shall be bound by Section 13.13 (Publicity) of the Business Combination Agreement (including any relevant defined terms used in such Confidentiality Agreement and provision) as if such Shareholder was an original signatory to the Confidentiality Agreement and Business Combination Agreement with respect to such provisions.

(b) Each Shareholder hereby authorizes PubCo, the Company and Acquiror to publish and disclose in any announcement or disclosure required by the Commission or pursuant to any applicable Law such Shareholder’s identity and ownership of Subject Shares and Lock-Up Securities, the nature of such Shareholder’s obligations under this Agreement and (if deemed appropriate by PubCo, the Company and Acquiror) a copy of this Agreement. Each Shareholder will promptly provide any information reasonably requested by PubCo, the Company and Acquiror for any regulatory application or filing made or approval sought in connection with the Transactions.

5.2 Effectiveness; Termination.

(a) This Agreement shall be effective as of the date first written above.

(b) This Agreement shall terminate upon the earliest of (i) the Amalgamation Effective Time (provided, however, that upon such termination, Section 3.6 and Article 4 shall survive in accordance with its terms, and this Article 5 shall survive indefinitely) and (ii) the termination of the Business Combination Agreement in accordance with its terms, and upon such termination, no party shall have any liability hereunder other than for its willful and material breach of this Agreement prior to such termination.

5.3 Further Assurances. Each Shareholder shall, from time to time, (i) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Acquiror, PubCo or the Company may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement, the Business Combination Agreement and the other Transaction Documents and (ii) refrain from exercising any veto right, consent right or similar right under the Company’s Governing Documents which would materially impede, disrupt, prevent or otherwise adversely affect the consummation of the Merger, the Amalgamation or any other Transaction. If any Shareholder acquires record or beneficial ownership of any Subject Shares following the date of this Agreement (or becomes aware, following the date hereof, of its record or beneficial ownership of any Subject Shares as of the date hereof, which shares are not already set forth on Schedule A), such Shareholder shall promptly notify PubCo, the Company and Acquiror, and Schedule A shall be updated to reflect such Shareholder’s ownership of such additional Subject Shares.

5.4 Shareholder Parties. Each Shareholder signs this Agreement solely in such Shareholder’s capacity as a shareholder of the Company, and not in any other capacity. No Shareholder shall be liable or responsible for any breach, default, or violation of any representation, warranty, covenant or agreement hereunder by any other Shareholder that is also a Party and each Shareholder shall solely be required to perform its obligations hereunder in its individual capacity.

5.5 Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Acquiror, PubCo or the Company in accordance with Section 13.3 of the Business Combination Agreement and to each Shareholder at its address set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

5.6 Miscellaneous. The provisions of Article XIII of the Business Combination Agreement are incorporated herein by reference, mutatis mutandis, as if set forth in full herein.

[Signature pages follow]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above, as a Deed.

EXECUTED AS A DEED for and on behalf of:

RF ACQUISITION CORP II

By:	/s/ Tse Meng Ng
Name:	Tse Meng Ng
Title:	Chairman of the Board

NANYANG BIOLOGICS PTE. LTD.

By:	/s/ Toon Wah Ong
Name:	Toon Wah Ong
Title:	Authorized Signatory

Signature Page to Company Holders Support and Lock-Up Agreement

SHAREHOLDERS:

GAMENOW.NET (HONG KONG) LIMITED

By:	/s/ George Lai
Name:	George Lai
Title:	Director

In the presence of:

Witness:	/s/ Anastasia Weber
Name:	Anastasia Weber
Title:	Head of Legal

Signature Page to Company Holders Support and Lock-Up Agreement

SHAREHOLDERS:

MERCATUS CAPITAL PTE. LTD

By:	/s/ Ravindran Govindan
Name:	Ravindran Govindan
Title:	Chairman

In the presence of:

Witness:	/s/ Ong Jeong Shing
Name:	Ong Jeong Shing
Title:	Senior Vice President, Corporate Ventures

Signature Page to Company Holders Support and Lock-Up Agreement

SHAREHOLDERS:

RIGEL TECHNOLOGY (S) PTE LTD

By:	/s/ Ng Eng Seng
Name:	Ng Eng Seng
Title:	Chief Executive Officer

In the presence of:

Witness:	/s/ Heng Gek Khim
Name:	Heng Gek Khim
Title:	P.A. to Chief Executive Officer

Signature Page to Company Holders Support and Lock-Up Agreement

SHAREHOLDERS:

AID GENOMICS PTE. LTD.

By:	/s/ Tan Zhe Jun
Name:	Tan Zhe Jun
Title:	Director

In the presence of:

Witness:	/s/ Alexandra Qian
Name:	Alexandra Qian
Title:	Director

Signature Page to Company Holders Support and Lock-Up Agreement

SHAREHOLDERS:

APEXUS THERAPEUTICS PTE. LTD.

By:	/s/ Seah Tiong Meng (She Zhongmin)
Name:	SEAH TIONG MENG (SHE ZHONGMIN)
Title:	Director

In the presence of:

Witness:	/s/ Tan Kah Kheong
Name:	Tan Kah Kheong
Title:	CIO

Signature Page to Company Holders Support and Lock-Up Agreement

SHAREHOLDERS:

JOYRE GROUP PTE. LTD.

By:	/s/ Yang Rong
Name:	Yang Rong
Title:	Chairwomen

In the presence of:

Witness:	/s/ Dickson Mah
Name:	Dickson Mah
Title:	CEO

Signature Page to Company Holders Support and Lock-Up Agreement

SHAREHOLDERS:

SPRING ASIA INVESTMENT PTE. LTD.

By:	/s/ Seah Tiong Meng (She Zhongmin)
Name:	SEAH TIONG MENG (SHE ZHONGMIN)
Title:	Director

In the presence of:

Witness:	/s/ Tan Kah Kheong
Name:	Tan Kah Kheong
Title:	CIO

Signature Page to Company Holders Support and Lock-Up Agreement

SHAREHOLDERS:

ONG TOON WAH

By:	/s/ Ong Toon Wah
Name:	Ong Toon Wah

In the presence of:

Witness:	/s/ Tan Kah Kheong
Name:	Tan Kah Kheong
Title:	CIO

Signature Page to Company Holders Support and Lock-Up Agreement

SCHEDULE A

PARTICULARS OF SHAREHOLDERS AND SUBJECT SHARES

Shareholder Name and Address:	Subject Shares:
GAMENOW.NET (HONG KONG) LIMITED 456 Alexandra Road, #04-07, Fragance Empire Building, Singapore 119962	220,500
MERCATUS CAPITAL PTE. LTD 456 Alexandra Road, #04-07, Fragance Empire Building, Singapore 119962	50,000
RIGEL TECHNOLOGY (S) PTE LTD 456 Alexandra Road, #04-07, Fragance Empire Building, Singapore 119962	50,000
AID GENOMICS PTE. LTD. 456 Alexandra Road, #04-07, Fragance Empire Building, Singapore 119962	150,000
APEXUS THERAPEUTICS PTE. LTD. 456 Alexandra Road, #04-07, Fragance Empire Building, Singapore 119962	200,000
JOYRE GROUP PTE. LTD. 456 Alexandra Road, #04-07, Fragance Empire Building, Singapore 119962	50,000
SPRING ASIA INVESTMENT PTE. LTD. 456 Alexandra Road, #04-07, Fragance Empire Building, Singapore 119962	304,500
ONG TOON WAH 456 Alexandra Road, #04-07, Fragance Empire Building, Singapore 119962	75,000

Schedule A to Company Holders Support and Lock-Up Agreement

Sch. A-1

SCHEDULE B

SPOUSAL CONSENT

Dated October 2, 2025

The undersigned represents and warrants that the undersigned is the spouse of:

Ong Toon Wah

and that the undersigned is familiar with the terms of (a) the Company Holders Support and Lock-Up Agreement (the “Agreement”), dated as of October 2, 2025, by and among Nanyang Biologics Pte. Ltd., a Singapore private company limited by shares, with company registration number 202116184H (the “Company”), RF Acquisition Corp II, a Cayman Islands exempted company limited by shares (“Acquiror”), NYB Holdings Limited, a Cayman Islands exempted company limited by shares (“PubCo”), and the other parties signatory thereto from time to time, and (b) and the Business Combination Agreement dated as of October 2, 2025, by and among Acquiror, PubCo, NYB Pte. Ltd. (Company Registration Number: 202542481D), a Singapore private company limited by shares and a direct wholly-owned Subsidiary of PubCo (“Amalgamation Sub”), and the Company.

The undersigned hereby agrees that the interest of the undersigned’s spouse in all property which is the subject of the Agreement shall be irrevocably bound by the terms of the Agreement and by any amendment, modification, waiver or termination signed by the undersigned’s spouse.

The undersigned further agrees that the undersigned’s community property interest or quasi community property interest in all property which is the subject of the Agreement shall be irrevocably bound by the terms of the Agreement, and that the Agreement shall be binding on the executors, administrators, heirs and assigns of the undersigned.

The undersigned further authorizes the undersigned’s spouse to amend, modify or terminate the Agreement, or waive any rights thereunder, and that each such amendment, modification, waiver or termination signed by the undersigned’s spouse shall be binding on the community property interest or quasi community property interest of undersigned in all property which is the subject of the Agreement and on the executors, administrators, heirs and assigns of the undersigned, each as fully as if the undersigned had signed such amendment, modification, waiver or termination.

EXECUTED AS A DEED for and on behalf of:

/s/ Cheong Chey Yin
Name:	Cheong Chey Yin
In the presence of:

/s/ Adrian Tan
		Witness:	Adrian Tan

Sch. B-1